Exhibit 32.1

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Wayne Anderson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of US Natural Gas Corp, for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents in all material respects the financial condition and results of operations of US Natural Gas Corp.

Date: April 7, 2011	By:	/s/ Wayne Anderson
Wayne Anderson
President

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to US Natural Gas Corp, and will be retained by US Natural Gas Corp, and furnished to the Securities and Exchange Commission or its staff upon request.